Exhibit 2.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made effective as of June 7, 2013, by and between Guide Holdings, Inc., a Utah corporation (the “Seller”), The Guidebook Company, Inc., a Utah corporation (the “Company”) and Kim McReynolds (the “Buyer”).  The Buyer and the Seller are sometimes referred to in this Agreement individually as a “Party,” and collectively as the “Parties.”

Section 1.

Purchase and Sale of Shares.

(a)

Sale of Shares.  On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, 3,600,000 shares of common stock of the Company, constituting all of the issued and outstanding shares of the Company (the “Shares”) at the Closing, for the consideration specified below in this Section 1.

(b)

The Closing.  The purchase and sale of the Shares under this Agreement (the “Closing”) shall occur at the offices of Faegre Baker Daniels LLP listed below in Section 6 on the date first above written, or on such other date as the Seller and the Buyer shall agree (“Closing Date”).

(c)

Purchase Price.  The Buyer shall pay $10 and other good and valuable consideration, in the form of the obligations of the Buyer hereunder, the receipt and sufficiency of which are hereby acknowledged by the Seller (the “Purchase Price”).

(d)

Deliveries at Closing.  At the Closing, (i) the Buyer and the Seller shall each deliver to the other an executed copy of this Agreement; (ii) the Buyer shall deliver the $10 by check to the Seller; and (iii) the Seller shall deliver the stock certificate, duly endorsed to the Buyer for the Shares.

(e)

Limitations on Transfer.  The Buyer acknowledges the limits on the transfer of the Shares outlined in Section 3 below.

Section 2.

The Seller’s Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that the statements contained in Section 2(a) are correct and complete as of the date of this Agreement, and the Seller, based upon information and belief, believes the statements contained in Section 2(b) are correct and complete as of the date of this Agreement.

(a)

Representations and Warranties Relating to the Seller.

(i)

Authority.  The Seller has the sole right and authority to execute and deliver this Agreement, to sell and transfer the Shares, to consummate the transactions contemplated by this Agreement and to perform all of its obligations described in this Agreement.

(ii)

Enforceability.  This Agreement, when executed and delivered by the Seller, constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)

No Actions.  Based upon information and belief of the Seller, there are no claims, actions, suits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the performance by the Seller of its obligations or affecting the Shares at law or in equity, or before any arbitrator, court, or before or by any other governmental agency or instrumentality, domestic or foreign.  Based upon the information and belief of the Seller, neither the Seller nor the Shares are subject to, and the Seller is not in default under, any court or administrative order, writ, injunction or decree.

(iv)

Non-Contravention.  Based upon information and belief of the Seller, the execution, delivery and performance of, and the consummation of the transactions contemplated in this Agreement, do not and will not: (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, pledge, judgment, order, writ, award, decree or other restrictions to which the Seller is a party or the Shares are subject or by which either the Seller or the Shares are bound, or any statute or regulatory provision affecting the Seller or the Shares; (ii) require the approval, consent or authorization of, or filing with or notice to, any federal, state or local court, governmental authority, commission, board, bureau, agency, instrumentality or regulatory body; or (iii) give any party with rights under any instrument, agreement, mortgage, judgment, order, writ, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of the Seller under this Agreement.

(v)

Title.  Based solely upon records of the Company, the Shares comprise all of the outstanding Shares of the Company and are fully-paid and non-assessable, and the Seller has good and merchantable title to the Shares, is the sole record, legal and beneficial owner of the Shares and owns the Shares free and clear of any agreements, liens, security interests, encumbrances, claims or other restrictions of any type whatsoever.  The Seller is not a party to or beneficiary of any outstanding options, warrants or other rights, commitments, agreements, restrictions or arrangements of any character relating to the Shares or to other issued or unissued capital stock of the Company.

(b)

Representations and Warranties Relating to the Company.

(i)

Organization of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah.  The Company has the organizational power and authority to (i) own and operate its assets, properties, and business, (ii) carry on its business as presently conducted, (iii) enter into this Agreement, and (iv) consummate the transactions contemplated by this Agreement.

(ii)

Non-Contravention.  The execution, delivery and performance of, and the consummation of the transactions contemplated in this Agreement, do not and will not: (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, pledge, judgment, order, writ, award, decree or other restrictions to which the Seller is a party or the Shares are subject or by which either the Seller or the Shares are bound, or any statute or regulatory provision affecting the Seller or the Shares; (ii) require the approval, consent or authorization of, or filing with or notice to, any federal, state or local court, governmental authority, commission, board, bureau, agency, instrumentality or regulatory body; or (iii) give any party with rights under any instrument, agreement, mortgage, judgment, order, writ, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of the Seller under this Agreement.

Section 3.

The Buyer’s Representations and Warranties.  The Buyer hereby represents and warrants to the Seller that the statements contained in Section 3 are correct and complete as of the date of this Agreement.

(a)

Authority.  The Buyer has the sole right and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform all of his obligations described in this Agreement.

(b)

Enforceability.  This Agreement, when executed and delivered by the Buyer, constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)

No Conflicts.  The execution, delivery and performance of, and the consummation of the transactions contemplated in this Agreement, do not and will not: (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, judgment, order, writ, award, decree or other restrictions to which the Buyer is a party or by which the Buyer is bound, or any statute or regulatory provision affecting the Buyer; (ii) require the approval, consent or authorization of, or filing with or notice to, any federal, state or local court, governmental authority, commission, board, bureau, agency, instrumentality or regulatory body; and (iii) give any party with rights under any instrument, agreement, mortgage, judgment, order, writ, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of the Buyer under this Agreement.

(d)

The Buyer is aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and are acquiring the Shares and the 100% interest in the Company represented thereby “as is.”  The Buyer is purchasing the Shares for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(e)

The Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely.

(f)

The Buyer understands that the Buyer may suffer adverse tax consequences as a result of the Buyer’s purchase or disposition of the Shares.  The Buyer represents that the Buyer has consulted any tax consultants the Buyer deems advisable in connection with the purchase or disposition of the Shares and that the Buyer is not relying on the Company for any tax advice.

(g)

The Buyer hereby represents that the Buyer is a bona fide resident of the State of Utah.

Section 4.

Remedies for Breach of this Agreement.

(a)

Survival of Representations and Warranties.  All of the representations and warranties in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years after the Closing Date.

(b)

Indemnification.

(i)

Subject to the terms and conditions set forth herein, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer from and against all losses that the Buyer shall suffer, sustain or become subject to, as a result of or in connection with (i) the breach by the Seller of any of the representations and warranties made by the Seller in Section 2 of this Agreement, or (ii) the breach by the Seller of any of the Seller’s covenants contained in this Agreement.

(ii)

Subject to the terms and conditions set forth herein, from and after the Closing, the Company shall indemnify and hold harmless the Seller from and against all losses that the Seller shall suffer, sustain or become subject to, as a result of or in connection with (i) the breach by the Company or the Buyer of any of their respective representations and warranties made in Section 3 of this Agreement, including any liability of any type or nature whatsoever of the Seller or the Company that arose before the Closing or is based upon factual allegations that occurred prior to the Closing (including assuming and paying all liabilities owed to Kim McReynolds and Brenda Sundwall), excepting only the $25,000 flat fee that is payable under the Engagement Letter of Leonard W. Burningham, Esq. dated June 3, 2013, which shall be paid by a third party, prior to the Closing; and the Buyer shall indemnify and hold the Seller harmless from and against all losses that the Seller shall suffer, sustain or become subject to, as a result of the breach by the Buyer of any of the Buyer’s covenants contained in this Agreement.

(c)

Limitations on Indemnification.  With the exception of the specific performance remedy in Section 7 hereof, the maximum aggregate amount of all losses arising out of or resulting from the causes enumerated in Section 4(b) that may be recovered from the Seller or the Buyer shall not exceed the lesser of the Purchase Price or $100.

Section 5.

Restrictive Legends.

(a)

Legends.  The certificate or certificates representing the Shares, if any, shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Section 6.

Notices.

(a)

General Notice Provisions.  Any and all notices, requests, consents or other communications permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed received: (i) if given by electronic transmission (as defined in Section 6(b) below), when transmitted if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (ii) if given by certified mail, return receipt requested, postage prepaid, three business days after being deposited in the United States mails; and (iii) if given by Federal Express or other overnight carrier service or other means, when received or personally delivered.  The mailing address, facsimile number and telephone number of each Party is as follows:

If to the Buyer or the Company, to:

Kim McReynolds

Five Gateway Office Center

178 S. Rio Grande Street, Suite 200

Salt Lake City, Utah 84101

Tel: 801-269-1818

Fax: 801-266-3481

kim@mmacpa.com

with a copy to:

Leonard W. Burningham, Esq.

455 East 500 South, Suite 205

Salt Lake City, Utah  84111

Tel: 801-363-7411

Fax: 801-355-7126

lwb@burninglaw.com

If to the Seller, to:

Guide Holdings, Inc.

178 South Rio Grande St., Suite 200

Salt Lake City, Utah  84101

Tel: 801-269-1818

Fax: 801-266-3481

kim@mmacpa.com

with a copy to:

Faegre Baker Daniels LLP

c/o Jonathan R. Zimmerman, Esq.

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901

Tel: 612-766-8419

Fax: 612-205-0062

Jon.zimmerman@FaegreBD.com

Any Party may change his, her or its address for purposes of receiving notice under this Agreement by notifying the other Parties as provided above.

(b)

Electronic Transmissions.  The Parties agree that: (i) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document; (ii) any such consent or document shall be considered to have the same binding and legal effect as an original document; and (iii) at the request of either Party, any such consent or document shall be re-delivered or re-executed, as appropriate, by the Party in its original form.  The Parties further agree that they shall not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waive such defense.  For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.

No Reverse Split.  From and after the Closing through the second anniversary of the Closing, if there is a reverse split of the Seller’s outstanding common stock within two years, such reverse split shall have no effect on any stockholder who owned at least 5,000 shares of the Seller’s outstanding common stock at the Closing and has continuously owned such shares since the Closing and through the effective date of such reverse split, then the Seller will issue or reset the stock position of any such stockholder to the amount of the pre-split shares held prior to such reverse split.  The Seller’s stockholders shall be third party beneficiaries to this provision of the Agreement, entitled only to specific performance of the Seller’s obligations under this Section.

Section 8.

Miscellaneous.

(c)

Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law.

(d)

Entire Agreement; Enforcement of Rights.  This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and communications with respect thereto, whether oral or written, and whether explicit or implicit.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties to this Agreement.  The failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such Party.

(e)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)

Attorneys’ Fees.  If any action or proceeding is brought by either Party hereto to interpret the provisions hereof or to enforce either Party’s rights or obligations hereunder, the prevailing Party shall be entitled to recover from the non-prevailing Party in addition to all other remedies, all direct costs and expenses incurred by the prevailing Party in connection with such action or proceeding, including reasonable attorneys’ fees and expenses to be fixed by the court having jurisdiction thereof.

(g)

Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the Parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the Parties hereto, and no ambiguity shall be construed in favor of or against any one of the Parties hereto.

(h)

Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(i)

Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the successors and assigns of the Seller.  The rights and obligations of the Buyer under this Agreement may only be assigned with the prior written consent of the Seller.

The Parties have executed this Agreement to be effective as of the date set forth above.

SELLER:

By	/s/ Kim McReynolds
Kim McReynolds, President

COMPANY:

By	/s/ Kim McReynolds
Kim McReynolds, President

BUYER:

By	/s/ Kim McReynolds
Kim McReynolds-3,600,000 Shares or 100%